Exhibit 99.1

Omega Protein Announces Second Quarter 2017 Financial Results

HOUSTON, TX – August 2, 2017 – Omega Protein Corporation (NYSE:OME), a nutritional product company and a leading integrated provider of specialty oils and specialty protein products, today reported financial results for the second quarter and six months ended June 30, 2017.

Second Quarter 2017 Highlights

●	Revenues: $93.9 million, compared to $112.7 million in the same period a year ago
●	Gross profit margin: 24.0%, compared to 29.6% in the same period a year ago
●	Net income: $7.4 million, or $7.6 million on an adjusted basis, compared to $5.7 million, or $14.1 million on an adjusted basis, in the same period a year ago
●	Earnings per diluted share: $0.32, or $0.34 on an adjusted basis, compared to $0.25, or $0.62 on an adjusted basis, in the same period a year ago
●	Adjusted EBITDA: $18.5 million, compared to $28.6 million in the same period a year ago

“Results for our human nutrition segment continued to improve in the second quarter, although softer pricing and a slower than average start to the fishing season impacted animal nutrition segment results,” commented Bret Scholtes, Omega Protein’s President and Chief Executive Officer. “As of June 30 we were less than halfway through our fishing season, and given recent improvements in weather we are looking forward to the balance of the season. In addition, while global quotas have pressured fish meal and fish oil prices, we believe these near-term volatilities are transitory in nature, and the macro-economic and industry trends that continue to drive positive demand for our products give us confidence in our long-term opportunities.”

Mr. Scholtes concluded, “Our management team and board of directors remain focused on strategically aligning our human nutrition segment to best generate financial results and create value for shareholders. We continue to make progress on our previously announced strategic review of the human nutrition business segment and will provide you with further updates as appropriate on this ongoing effort.”

Second Quarter 2017 Results

The Company’s revenues decreased 17% from $112.7 million in the same period last year to $93.9 million, due to a decrease of $24.5 million in animal nutrition revenues, partially offset by a $5.7 million increase in human nutrition revenues. The decrease in animal nutrition revenues was primarily due to decreased sales volumes of 18% and 30% for the Company’s fish oil and fish meal, respectively, and decreased sales prices of 12% and 1% for the Company’s fish oil and fish meal, respectively. The decreases in fish oil and fish meal sales volumes were primarily due to the timing of contracts, a lower level of beginning inventory and a decreased level of production as a result of lower fish catch compared to the prior year period. The decrease in fish oil sales prices was primarily due to prevailing market conditions, including global supply and demand, at the time sales contracts were entered into. The increase in human nutrition revenues was primarily a result of increased specialty oil sales, most notably coconut oil. The composition of revenues by nutritional product line for the second quarter of 2017 was 32% fish meal, 29% fish oil and 39% human nutrition.

Second quarter of 2017 revenues increased 28% from $73.6 million in the first quarter of 2017 to $93.9 million. This increase was due to $17.2 million and $3.1 million increases in animal nutrition and human nutrition revenues, respectively. The increase in animal nutrition revenues was due to seasonally increased sales volumes of 415% for fish oil, partially offset by a predominately product mix-driven 41% decrease in fish oil sales prices and a 4% decrease in fish meal prices. The increase in human nutrition revenues was primarily a result of increased specialty oil and protein product sales.

The Company reported gross profit of $22.5 million, or 24.0% as a percentage of revenues, for the second quarter of 2017, versus $33.4 million, or 29.6% as a percentage of revenues, in the second quarter of 2016. The decrease in gross profit as a percentage of revenues was due to a decrease in the animal nutrition segment, partially offset by an increase in the human nutrition segment. Animal nutrition gross profit as a percentage of revenues decreased from 37.4% to 26.6%, due primarily to a decrease in sales prices and an increase in the cost per unit of sales as a result of lower anticipated fish catch and production volumes for the 2017 fishing season. Human nutrition gross profit as a percentage of revenues increased from 9.2% to 19.8% primarily due to increased gross profit as a percentage of revenues for specialty oils.

Compared to the first quarter of 2017, the second quarter of 2017 gross profit increased from $20.2 million to $22.5 million, and as a percentage of revenues, second quarter 2017 gross profit decreased from 27.4% to 24.0%. The decrease in gross profit as a percentage of revenues was due to a decrease in the animal nutrition segment, partially offset by an increase in the human nutrition segment. Animal nutrition gross profit as a percentage of revenues decreased from 35.4% to 26.6%, due to a decrease in sales prices and an increase in the cost per unit of sales. Human nutrition gross profit as a percentage of revenues increased from 18.0% to 19.8% primarily as a result of increased gross profit as a percentage of revenues for protein products.

Selling, general and administrative expense, including research and development expense (“SG&A”), for the second quarter of 2017 decreased to $10.3 million compared to $11.8 million in the second quarter of 2016, primarily due to lower professional and labor expenses. SG&A decreased from $10.8 million in the first quarter of 2017, due primarily to lower professional expenses.

The Company recorded a $0.4 million loss on foreign currency for the second quarter of 2017 compared to a $0.1 million gain on foreign currency in the second quarter of 2016 and a loss on foreign currency of $0.9 million for the first quarter of 2017 related to Bioriginal Food & Science.

The Company recorded goodwill impairment expenses in the second quarter of 2016 of $11.6 million related to the Wisconsin Specialty Protein business in the human nutrition segment. There were no impairment charges recognized in the second or first quarters of 2017.

Net income for the second quarter of 2017 was $7.4 million ($0.32 per diluted share) compared to $5.7 million ($0.25 per diluted share) in the same period last year and $6.1 million ($0.27 per diluted share) in the first quarter of 2017. Excluding adjustments for certain items, adjusted net income for the second quarter of 2017 was $7.6 million ($0.34 per diluted share), compared to $14.1 million ($0.62 per diluted share) in the same period last year and $6.0 million ($0.26 per diluted share) for the first quarter of 2017.

Adjusted EBITDA totaled $18.5 million for the second quarter of 2017, compared to $28.6 million for the same period last year and $15.2 million for the first quarter of 2017.

Six Month 2017 Results

Revenues in the first six months of 2017 decreased 15% to $167.5 million compared to $197.5 million for the six months ended June 30, 2016. The decrease in revenues was due to a $34.7 million decrease in animal nutrition revenues partially offset by a $4.7 million increase in human nutrition revenues. The decrease in animal nutrition revenues was primarily due to decreased sales volumes of 28% and 21% for the Company's fish oil and fish meal, respectively, and decreased sales prices of 6% for the Company's fish oil; fish meal prices did not change significantly. The decrease in fish oil and fish meal sales volumes was primarily due to the timing of contracts and a lower level of beginning inventory and production as a result of lower fish catch compared to the prior year period. The decrease in fish oil sales prices was primarily due to prevailing market conditions such as global supply and demand at the time sales contracts were entered into. The increase in human nutrition revenues was primarily due to an increase in sales of specialty oils.

The Company recorded gross profit of $42.7 million, or 25.5% as a percentage of revenues, for the first six months of 2017, versus gross profit of $58.2 million, or 29.5% as a percentage of revenues, for the first six months of 2016. The decrease in gross profit as a percentage of revenues was due to a decrease in the animal nutrition segment from 38.7% to 30.2%, partially offset by an increase in the human nutrition segment from 11.0% to 19.0%.

Net income for the six months ended June 30, 2017 was $13.4 million ($0.59 per diluted share) compared to $14.0 million ($0.62 per diluted share) for the same period last year. Excluding adjustments for certain items, adjusted net income for the six months ended June 30, 2017 would have been $13.6 million ($0.60 per diluted share) compared to $23.2 million ($1.03 per diluted share).

Adjusted EBITDA totaled $33.6 million for six months ended June 30, 2017, compared to $49.1 million for the same period last year.

Balance Sheet

Cash decreased $27.4 million from $37.4 million on December 31, 2016 to $10.0 million on June 30, 2017. Total debt increased $0.8 million from $1.1 million on December 31, 2016 to $1.9 million on June 30, 2017. Stockholders' equity increased $12.0 million to $348.7 million as of June 30, 2017 compared to $336.7 million as of December 31, 2016.

Conference Call Information

Omega Protein will host a conference call on its second quarter financial 2017 results at 8:30 a.m. Eastern Time on Thursday, August 3, 2017. The Company’s senior management team will be available to discuss recent financial results and current business trends as well as respond to questions.

Please dial (877) 407-3982 in North America or (201) 493-6780 internationally to join the call. Interested parties may also listen to the webcast live over the Internet under the “Investor Relations” section at www.omegaprotein.com.

A webcast replay of the conference call will be available beginning shortly after the conclusion of the call at www.omegaprotein.com and will be available for 30 days. A telephonic playback will be available from 11:30 a.m. ET, August 3, 2017, through August 17, 2017. Participants can dial (844) 512-2921 in North America, and international listeners may dial (412) 317-6671. The password is 13666543.

About Omega Protein Corporation

Omega Protein Corporation (NYSE: OME) is a century old nutritional product company that develops, produces and delivers healthy products throughout the world to improve the nutritional integrity of foods, dietary supplements and animal feeds. Omega Protein's mission is to help people lead healthier lives with better nutrition through sustainably sourced ingredients such as highly-refined specialty oils, specialty protein products and nutraceuticals.

The Company operates seven manufacturing facilities located in the United States, Canada and Europe. The Company also operates more than 30 vessels to harvest menhaden, a fish abundantly found in the Atlantic Ocean and Gulf of Mexico.

For More Information

Visit Omega Protein at www.omegaprotein.com, follow us on Twitter at https://twitter.com/omegaprotein, or find us on LinkedIn at https://www.linkedin.com/company/omega-protein-inc.

Forward-Looking Statements

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS: The statements contained in this press release that are not historical facts are forward-looking statements that involve a number of risks and uncertainties. Forward-looking information may be based on projections, predictions and estimates. Some statements in this press release may be forward-looking and use words like “may,” “may not,” “believes,” “do not believe,” “expects,” “do not expect,” “anticipates,” “do not anticipate,” “see,” “do not see,” “should,” or other similar expressions. The actual results of future events described in any of these forward-looking statements could differ materially from those stated in the forward-looking statements. Important factors that could cause actual results to be materially different from those forward-looking statements include, among others: (1) the Company’s ability to meet its raw material requirements through its annual menhaden harvest, which is subject to fluctuations due to natural conditions over which the Company has no control, such as varying fish population, fish oil yields, adverse weather conditions, natural and other disasters and disease; (2) the impact of laws and regulations that may be enacted that may restrict the Company’s operations or the sale of the Company’s products or increase the cost of compliance; (3) the impact of worldwide supply and demand relationships on prices for the Company’s products; (4) the Company’s expectations regarding demand and pricing for its products proving to be incorrect, and the effect of forward sales of products on the Company’s financial results; (5) fluctuations in the Company’s quarterly operating results due to the seasonality of the Company’s business, estimates of standard cost for inventory and subsequent adjustments to such costs, and the Company’s deferral of inventory sales based on worldwide prices for competing products; (6) the Company’s ability to realize the anticipated benefits from its acquisitions in the human nutrition business, and specifically, to integrate successfully its acquisitions in the human nutrition segment; (7) the Company’s expectations regarding its human nutrition segment, its future prospects and the dietary supplement market or the human health and wellness segment generally; (8) increase in the price and shortage of key raw materials that could adversely affect the Company’s human nutrition business segment; (9) the cost of compliance or potential restrictions on sales caused by laws and regulations regarding fish meal or oil importation into foreign jurisdictions; (10) the impact of any resolution of a Department of Justice False Claims Act inquiry and two Securities and Exchange Commission subpoenas on the Company’s business, reputation, results of operations and financial condition; (11) the Company’s expectations regarding the suspension of its previously announced stock repurchase program and the duration of that suspension, on the ability of the Company to purchase shares of its common stock under that repurchase program, if it is resumed; (12) the Company’s expectations regarding the ASMFC’s 2017 harvest quota decision, including timing and allocations among ASMFC member states and user groups; (13) the ability or willingness of the Company to make further dividend payments under its previously announced quarterly dividend program, and the anticipated level of those payments; (14) the impact of the Company’s previous announcement of the Company’s review of strategic alternatives of its human nutrition segment, as well as any strategic transaction that may be pursued as a result of such review, including on its financial and operating results, or its employees, suppliers and customers, as well as the uncertainty associated with being able to identify, evaluate and complete any strategic alternative; (15) the impact of the Company’s inability to utilize any H2B visa workers on the Company’s 2017 Gulf of Mexico fishing season; and (16) the impact of pending class action litigation filed against the Company on the Company’s business, reputation, results of operations and financial condition. Other factors are described in further detail in the Company’s filings with the Securities and Exchange Commission, including its reports on Form 10-K, Form 10-Q and Form 8-K. Except as required by law, the Company expressly disclaims any intention or obligation to revise or update any forward-looking information whether as a result of new information, future events or otherwise.

Contact:
Investor Relations
(713) 623-0060
hq@omegahouston.com

OMEGA PROTEIN CORPORATION

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET

(In thousands, except par value amounts)

	June 30, 2017	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$9,967	$37,412
Receivables, net	55,187	38,796
Inventories, net	110,708	108,711
Prepaid expenses and other current assets	6,359	4,707
Total current assets	182,221	189,626
Property, plant and equipment, net	202,278	188,624
Goodwill	26,733	26,347
Other intangible assets, net	16,697	17,504
Other assets, net	4,248	5,764
Total assets	$432,177	$427,865

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Current maturities of long-term debt	$1,884	$1,097
Accounts payable	12,817	17,099
Accrued liabilities	29,758	37,928
Total current liabilities	44,459	56,124
Deferred tax liability, net	30,399	25,678
Pension liabilities, net	5,524	5,659
Other long-term liabilities	3,070	3,717
Total liabilities	83,452	91,178

Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value; 10,000,000 authorized shares; none issued	—	—
Common Stock, $0.01 par value; 80,000,000 authorized shares; 22,652,670 and 22,579,626 shares issued and 22,464,351 and 22,411,695 shares outstanding at June 30, 2017 and December 31, 2016, respectively	223	223
Capital in excess of par value	156,848	155,761
Retained earnings	203,345	192,150
Treasury stock, at cost – 188,319 and 167,931 shares at June 30, 2017 and December 31, 2016, respectively	(3,385)	(2,894)
Accumulated other comprehensive loss	(8,306)	(8,553)
Total stockholders’ equity	348,725	336,687
Total liabilities and stockholders’ equity	$432,177	$427,865

OMEGA PROTEIN CORPORATION

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME

(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Revenues	$93,923	$112,650	$167,492	$197,493
Cost of sales	71,415	79,252	124,793	139,276
Gross profit	22,508	33,398	42,699	58,217

Selling, general, and administrative expense	9,781	11,106	20,032	20,039
Research and development expense	506	713	1,029	1,349
Impairment of goodwill and other intangible assets	—	11,614	—	11,614
Loss related to plant closures	—	1,023	—	1,665
Loss (gain) on disposal of assets	175	(31)	(210)	(66)
Operating income	12,046	8,973	21,848	23,616
Interest expense	(72)	(134)	(153)	(279)
Gain (loss) on foreign currency	(353)	73	(1,241)	(1,358)
Other income (expense), net	(86)	116	(136)	37
Income before income taxes	11,535	9,028	20,318	22,016

Provision for income taxes	4,177	3,365	6,880	7,973
Net income	7,358	5,663	13,438	14,043

Other comprehensive income (loss):
Foreign currency translation adjustment net of tax expense of $598, $194, $640 and $584, respectively	1,111	360	1,188	1,085
Energy swap adjustment, net of tax benefit (expense) of $319, ($863), $722 and ($927), respectively	(593)	1,603	(1,341)	1,721
Pension benefits adjustment, net of tax expense of $108, $120, $215 and $239, respectively	200	222	400	444
Comprehensive income	$8,076	$7,848	$13,685	$17,293

Basic earnings per share	$0.33	$0.25	$0.60	$0.63

Weighted average common shares outstanding	22,157	21,885	22,140	21,873

Diluted earnings per share	$0.32	$0.25	$0.59	$0.62

Weighted average common shares and potential common share equivalents outstanding	22,423	22,180	22,427	22,174

Dividends declared per common share outstanding	$0.05	$—	$0.10	$—

OMEGA PROTEIN CORPORATION

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(Dollars in thousands)

	Six Months Ended June 30,
	2017	2016
Cash flows from operating activities:
Net income	$13,438	$14,043
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	13,028	12,599
Loss related to plant closures	—	1,986
Loss (gain) on disposal of assets	(210)	(66)
Impairment of goodwill and other intangible assets	—	11,614
Provisions for losses on receivables	7	29
Share based compensation	1,383	1,855
Deferred income taxes	5,384	(1,747)
Unrealized loss (gain) on foreign currency fluctuations, net	1,241	1,358
Changes in assets and liabilities:
Receivables	(16,594)	(14,930)
Inventories	(1,615)	13,091
Prepaid expenses and other current assets	(2,944)	(1,596)
Other assets	339	(2,117)
Accounts payable	(4,983)	(5,271)
Accrued liabilities	(7,591)	10,821
Pension liability, net	265	241
Other long term liabilities	18	(6)
Net cash provided by operating activities	1,166	41,904
Cash flows from investing activities:
Capital expenditures	(27,400)	(18,272)
Proceeds from disposition of assets	773	85
Net cash used in investing activities	(26,627)	(18,187)
Cash flows from financing activities:
Dividends paid	(2,243)	—
Principal payments of long-term debt	—	(24,500)
Proceeds from long-term debt	656	6,392
Treasury stock repurchase	(491)	(358)
Proceeds from equity compensation transactions	79	283
Excess tax benefit of equity compensation transactions	—	211
Net cash used in financing activities	(1,999)	(17,972)
Net (decrease) increase in cash and cash equivalents	(27,460)	5,745
Translation effect on cash	15	(2)
Cash and cash equivalents at beginning of year	37,412	661
Cash and cash equivalents at end of period	$9,967	$6,404

The tables below present information about reported segments for three months ended June 30, 2017 and 2016 (in thousands):

2017	Animal Nutrition	Human Nutrition	Unallocated	Total
Revenue (1)	$57,147	$36,776	$—	$93,923
Cost of sales	41,939	29,476	—	71,415
Gross profit	15,208	7,300	—	22,508
Selling, general and administrative expenses (including research and development)	568	4,026	5,693	10,287
Loss (gain) on disposal of assets	175	—	—	175
Operating income (loss)	$14,465	$3,274	$(5,693)	$12,046
Depreciation and amortization	$4,973	$1,292	$234	$6,499
Identifiable assets	$277,140	$138,253	$16,784	$432,177
Capital expenditures	$13,449	$74	$22	$13,545

2016	Animal Nutrition	Human Nutrition	Unallocated	Total
Revenue (2)	$81,602	$31,048	$—	$112,650
Cost of sales	51,074	28,178	—	79,252
Gross profit	30,528	2,870	—	33,398
Selling, general and administrative expenses (including research and development)	662	4,473	6,684	11,819
Impairment of goodwill and other intangible assets	—	11,614	—	11,614
Loss (gain) related to plant closures	(350)	1,373	—	1,023
Loss (gain) on disposal of assets	(31)	—	—	(31)
Operating income (loss)	$30,247	$(14,590)	$(6,684)	$8,973
Depreciation and amortization	$4,740	$1,453	$190	$6,383
Identifiable assets	$256,755	$140,937	$10,794	$408,486
Capital expenditures	$7,442	$429	$697	$8,568

(1) Excludes revenue from internal customers of $0.4 million for fish oil that was transferred from the animal nutrition segment to the human nutrition segment at cost.

(2) Excludes revenue from internal customers of $0.4 million for fish oil that was transferred from the animal nutrition segment to the human nutrition segment at cost.

The tables below present information about reported segments for the six months ended June 30, 2017 and 2016 (in thousands):

2017	Animal Nutrition	Human Nutrition	Unallocated	Total
Revenue (3)	$97,088	$70,404	$—	$167,492
Cost of sales	67,742	57,051	—	124,793
Gross profit	29,346	13,353	—	42,699
Selling, general and administrative expenses (including research and development)	1,123	7,682	12,256	21,061
Loss (gain) on disposal of assets	(221)	11	—	(210)
Operating income (loss)	$28,444	$5,660	$(12,256)	$21,848
Depreciation and amortization	$10,029	$2,528	$471	$13,028
Identifiable assets	$277,140	$138,253	$16,784	$432,177
Capital expenditures	$27,269	$109	$22	$27,400

2016	Animal Nutrition	Human Nutrition	Unallocated	Total
Revenue (4)	$131,797	$65,696	$—	$197,493
Cost of sales	80,823	58,453	—	139,276
Gross profit	50,974	7,243	—	58,217
Selling, general and administrative expenses (including research and development)	1,148	8,609	11,631	21,388
Impairment of goodwill and other intangible assets	—	11,614	—	11,614
Loss (gain) related to plant closures	(313)	1,978	—	1,665
Loss (gain) on disposal of assets	(66)	—	—	(66)
Operating income (loss)	$50,205	$(14,958)	$(11,631)	$23,616
Depreciation and amortization	$9,410	$2,807	$382	$12,599
Identifiable assets	$256,755	$140,937	$10,794	$408,486
Capital expenditures	$15,904	$1,504	$864	$18,272

(3) Excludes revenue from internal customers of $0.8 million for fish oil that was transferred from the animal nutrition segment to the human nutrition segment at cost.

(4) Excludes revenue from internal customers of $0.5 million for fish oil that was transferred from the animal nutrition segment to the human nutrition segment at cost.

Net Income to Adjusted EBITDA Reconciliation

The following table (in thousands) provides a reconciliation of net income, the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted EBITDA, a non-GAAP (Generally Accepted Accounting Principles) financial measure, for the three months ended June 30, 2017, March 31, 2017 and June 30, 2016 and the six months ended June 30, 2017 and 2016:

	Three Months Ended
	June 30, 2017	March 31, 2017	June 30, 2016
Net Income	$7,358	$6,080	$5,663
Reconciling items:
Interest expense	15	22	75
Income tax provision	4,177	2,703	3,365
Depreciation and amortization (1)	6,499	6,529	6,383
Impairment of goodwill and other intangible assets (2)	—	—	11,614
Loss related to plant closures (1)	—	—	1,023
Acquisition post-closing consideration (2)	228	228	556
Loss (gain) on disposal of assets (1)	175	(385)	(31)
Adjusted EBITDA	$18,452	$15,177	$28,648

	Six Months Ended
	June 30, 2017	June 30, 2016
Net Income	$13,438	$14,043
Reconciling items:
Interest expense	37	161
Income tax provision	6,880	7,973
Depreciation and amortization (1)	13,028	12,599
Impairment of goodwill and other intangible assets (2)	—	11,614
Loss related to plant closures (1)	—	1,665
Acquisition post-closing consideration (2)	456	1,102
Loss (gain) on disposal of assets (1)	(210)	(66)
Adjusted EBITDA	$33,629	$49,091

(1) See segment disclosures for allocation among segments.

(2) Relates to human nutrition segment.

Adjusted EBITDA represents net income before interest expense, income tax, depreciation and amortization, impairment of goodwill and other intangible assets, loss related to plant closures, acquisition post-closing consideration and loss (gain) on disposal of assets. The Company has reported Adjusted EBITDA because it believes Adjusted EBITDA is a measure commonly reported and widely used by investors as an indicator of a Company's performance of its ongoing operations. The Company believes Adjusted EBITDA assists such investors in comparing a company's performance of its ongoing operations on a consistent basis. Adjusted EBITDA is not a calculation based on GAAP and should not be considered an alternative to net income in measuring our performance or used as an exclusive measure of cash flow because it does not consider the impact of working capital changes, capital expenditures, debt principal reductions and other sources and uses of cash which are disclosed in our consolidated statements of cash flows. Investors should carefully consider the specific items included in our computation of Adjusted EBITDA. While Adjusted EBITDA has been disclosed herein to permit a more complete comparative analysis of our operating performance relative to other companies, investors should be cautioned that Adjusted EBITDA as reported by us may not be comparable in all instances to Adjusted EBITDA as reported by us or by other companies. Adjusted EBITDA amounts may not be fully available for management's discretionary use, due to certain requirements to conserve funds for capital expenditures, debt service and other commitments, and therefore management relies primarily on our GAAP results. Adjusted EBITDA is not intended to represent net income as defined by GAAP and such information should not be considered as an alternative to net income, cash flow from operations or any other measure of performance prescribed by GAAP in the United States.

Net Income to Adjusted Net Income and Diluted Earnings Per Share Reconciliation

The following table (in thousands, except per share amounts) provides a reconciliation of net income, the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted Net Income and Diluted Earnings Per Share, non-GAAP (Generally Accepted Accounting Principles) financial measures, for the three months ended June 30, 2017, March 31, 2017 and June 30, 2016 and the six months ended June 30, 2017 and 2016:

	Three Months Ended
	June 30, 2017	March 31, 2017	June 30, 2016
Net Income	$7,358	$6,080	$5,663
Reconciling items:
Income tax provision prior to adjustments	4,177	2,703	3,365
Impairment of goodwill and other intangible assets	—	—	11,614
Loss related to plant closures	—	—	1,023
Acquisition post-closing consideration	228	228	556
Loss (gain) on disposal of assets	175	(385)	(31)
Adjusted income before income taxes	11,938	8,626	22,190
Provision for income taxes after adjustments	4,309	2,655	8,138
Adjusted net income	$7,629	$5,971	$14,052
Diluted earnings per share	$0.32	$0.27	$0.25
Adjusted diluted earnings per share	$0.34	$0.26	$0.62

	Six Months Ended
	June 30, 2017	June 30, 2016
Net Income	$13,438	$14,043
Reconciling items:
Income tax provision prior to adjustments	6,880	7,973
Impairment of goodwill and other intangible assets	—	11,614
Loss related to plant closures	—	1,665
Acquisition post-closing consideration	456	1,102
Loss (gain) on disposal of assets	(210)	(66)
Adjusted income before income taxes	20,564	36,331
Provision for income taxes after adjustments	6,963	13,158
Adjusted net income	$13,601	$23,173
Diluted earnings per share	$0.59	$0.62
Adjusted diluted earnings per share	$0.60	$1.03

Adjusted net income and Adjusted diluted earnings per share represent net income and diluted earnings per share without impairment of goodwill and other intangible assets, loss related to plant closures, acquisition post-closing consideration and loss (gain) on disposal of assets. Income tax expense associated with these items is adjusted on a year-to-date basis, as applicable. The Company has reported Adjusted net income and Adjusted diluted earnings per share because it believes these measures are widely used by investors as an indicator of a Company’s performance of its ongoing operations. The Company believes Adjusted net income and Adjusted diluted earnings per share assist investors in comparing a company's performance of its ongoing operations on a consistent basis. Adjusted net income and Adjusted diluted earnings per share are not calculations based on GAAP and should not be considered alternatives to net income or diluted earnings per share in measuring our performance. Investors should carefully consider the specific items included in our computation of Adjusted net income and Adjusted diluted earnings per share. While Adjusted net income and Adjusted diluted earnings per share have been disclosed herein to permit a more complete comparative analysis of our operating performance across time periods and relative to other companies, investors should be cautioned that these measures as reported by us may not be comparable in all instances to Adjusted net income and Adjusted diluted earnings per share as reported by us or by other companies. Adjusted net income and Adjusted diluted earnings per share are not intended to represent net income or diluted earnings per share as defined by GAAP and such information should not be considered as an alternative to net income, diluted earnings per share or any other measure of performance prescribed by GAAP in the United States.

Human Nutrition Segment Financial Information Reconciliation

The following table (in thousands) provides a breakdown of the total Human Nutrition Segment revenue, cost of sales and gross profit among concentrated menhaden oil products, dairy protein products and other products for the three and six months ended June 30, 2017:

Three Months Ended June 30, 2017	Total Human Nutrition Segment	Concentrated Menhaden Oil Products	Segment Less Concentrated Menhaden Oil Products	Dairy Protein Products	Other Products from Human Nutrition Segment
Revenue	$36,776	$196	$36,580	$5,616	$30,964
Cost of sales	29,476	162	29,314	4,233	25,081
Gross profit	$7,300	$34	$7,266	$1,383	$5,883
Gross profit margin	19.8%	17.3%	19.9%	24.6%	19.0%

Six Months Ended June 30, 2017	Total Human Nutrition Segment	Concentrated Menhaden Oil Products	Segment Less Concentrated Menhaden Oil Products	Dairy Protein Products	Other Products from Human Nutrition Segment
Revenue	$70,404	$843	$69,561	$10,107	$59,454
Cost of sales	57,051	658	56,393	8,497	47,896
Gross profit	$13,353	$185	$13,168	$1,610	$11,558
Gross profit margin	19.0%	21.9%	18.9%	15.9%	19.4%

The Company has provided a breakdown of total Human Nutrition Segment revenue, cost of sales and gross profit among concentrated menhaden oil products, dairy protein products and other human nutrition products because it believes such a breakdown will provide investors with additional useful detail on the performance of the Human Nutrition Segment.